Exhibit 99.1

Dear Dr. Lippa:

It has been a pleasure to serve as an officer and director of RespireRx Pharmaceuticals Inc. However, for personal reasons, I have decided to resign as an officer and director of RespireRx Pharmaceuticals Inc. and its subsidiary, effective immediately.

Robert Weingarten